--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]        Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]        Definitive Proxy Statement
[ ]        Definitive Additional Materials
[ ]        Soliciting Material Pursuant to ss.240.14a-12

                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Persons(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies: _________
    2) Aggregate number of securities to which transaction applies: ____________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_________________________
    4) Proposed maximum aggregate value of transaction:_________________________
    5) Total fee paid: _________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as  provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid: _________________________________________________
    2) Form, Schedule or Registration Statement No.:____________________________
    3) Filing Party:____________________________________________________________
    4) Date Filed:______________________________________________________________

--------------------------------------------------------------------------------

              (COLOR LOGO OF DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.)






                                       April 5, 2001




Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of the Company which will be held at 11:00 a.m., C.D.T., Thursday, May 24, 2001, at the Williams Presentation Center Theatre, 2 East First Street, Tulsa, Oklahoma 74172.

     The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

     Whether or not you plan to attend the Annual Meeting, please execute and return the enclosed proxy at your earliest convenience. Your shares will then be represented at the meeting, and the Company will avoid the expense of further solicitation to assure a quorum and a representative vote. If you later attend the meeting and wish to vote in person, you may withdraw your proxy and so vote at that time.

                                       Sincerely,

                                       /S/ JOSEPH E. CAPPY
                                       --------------------
                                       Joseph E. Cappy
                                       Chairman of the Board,
                                       Chief Executive Officer
                                       and President

         (BLACK AND WHITE LOGO OF DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------


                                  April 5, 2001


TO THE STOCKHOLDERS OF DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.:

     The Annual Meeting of Stockholders of Dollar Thrifty Automotive Group, Inc. will be held at 11:00 a.m., C.D.T., Thursday, May 24, 2001, at the Williams Presentation Center Theatre, 2 East First Street, Tulsa, Oklahoma 74172, for the following purposes:

     1. To elect nine (9) directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and shall qualify;

     2. To ratify and approve the appointment of Deloitte & Touche LLP, as independent auditors of the Company for the 2001 year; and

     3.   To conduct any other business properly brought before the meeting.

     Only stockholders of record at the close of business on March 26, 2001 are entitled to notice of and to vote at the Annual Meeting of Stockholders.

     A list of stockholders entitled to vote at the meeting will be available for examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at least ten days before the meeting in the
Office of the Executive Director of Investor Relations, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.

     YOUR VOTE IS IMPORTANT. PLEASE VOTE NOW BY PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY VOTE BY MARKING, SIGNING AND DATING YOUR PROXY CARD ON THE REVERSE SIDE AND RETURNING IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. THE RETURN OF THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING IN PERSON.

                                       By Order of the Board of Directors

                                       /S/ STEPHEN W. RAY
                                       ------------------
                                       Stephen W. Ray
                                       Secretary

--------------------------------------------------------------------------------
  YOUR VOTE IS IMPORTANT. PLEASE VOTE BY MARKING, SIGNING AND DATING YOUR PROXY
               CARD ON THE REVERSE SIDE AND RETURNING IT PROMPTLY
                          IN THE ACCOMPANYING ENVELOPE.
--------------------------------------------------------------------------------

                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                              5330 EAST 31ST STREET
                              TULSA, OKLAHOMA 74135


                                 PROXY STATEMENT


                          INFORMATION ABOUT THE MEETING
                          -----------------------------

     This Proxy Statement is solicited by the Board of Directors of Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTG"), and is furnished in connection with the Annual Meeting of Stockholders to be held at 11:00 a.m., C.D.T., Thursday, May 24, 2001, at the Williams Presentation Center Theatre, 2 East First Street, Tulsa, Oklahoma 74172. DTG began mailing this Proxy Statement and the accompanying proxy card on or about April 5, 2001.

     As used in this Proxy Statement, "Dollar" means Dollar Rent A Car Systems, Inc., an Oklahoma corporation, and its subsidiaries, "Thrifty" means Thrifty, Inc., an Oklahoma corporation, and its subsidiaries, and "Company" means collectively, DTG, Dollar and Thrifty.

QUORUM

     The record date for the meeting is March 26, 2001. DTG has outstanding one class of voting securities, common stock, $0.01 par value ("Common Stock" or "Shares"), of which 24,211,457 Shares were outstanding as of the close of business on the record date. A majority of those Shares (a quorum) must be present, in person or by proxy, to conduct business at the meeting. Abstentions and broker non-votes are counted as present in determining whether there is a quorum.

VOTE REQUIRED

     Each stockholder is entitled to one vote for each Share held of record at the close of business on the record date. Directors are elected by a plurality vote, which means that if there are more nominees than positions to be filled, the nominees for whom the most affirmative votes are cast will be elected. Each other matter voted on at the meeting will be approved if a majority of the votes cast are in favor of such matter. Abstentions and broker non-votes are not votes cast and are not counted in determining whether a nominee is elected or a matter approved. Inspectors of election appointed by the Board will tabulate the votes cast.

PROXY VOTING

     The proxy card represents the Shares held of record by each stockholder. Each stockholder can authorize the individuals named in the proxy card to vote Shares by signing, dating and mailing the proxy card. Each stockholder's Shares will then be voted at the meeting as the stockholder specifies or, if the stockholder does not specify a choice, as recommended by the Board. Each stockholder may revoke the proxy by voting in person at the meeting, or by submitting a written revocation or a later dated proxy that is received by DTG before the meeting. If you hold your Shares through a brokerage firm or other nominee, you may elect to vote your Shares by a toll-free phone number or over the Internet by following the instructions on the proxy materials forwarded to you.

PROXY SOLICITATION

     Execution and return of the enclosed proxy is being solicited by and on behalf of the Board of Directors of DTG for the purposes set forth in the Notice of Annual Meeting. Solicitation other than by mail may be made personally, by telephone or otherwise, by employee officers and employees of the Company who will not be additionally compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of Shares held of record by them. Georgeson Shareholder Communications Inc. has been retained to assist in the solicitation of proxies at a cost of approximately $6,000. The total cost of soliciting proxies will be borne by DTG.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS
                     --------------------------------------

     DTG has nominated for re-election to the Board nine candidates who currently serve on DTG's Board. If elected, each candidate will serve for a one-year term ending at the Annual Meeting of Stockholders to be held in 2002 or when their successors are duly elected and qualified. For more information concerning these director nominees, see "Biographical Information Regarding Director Nominees and Named Executive Officers - Director Nominees". Unless otherwise designated, the enclosed proxy card will be voted FOR the election of the foregoing nominees as directors. The Board does not believe that any of these nominees will be unable to stand for election, but should any nominee unexpectedly become unavailable for election, the stockholder's proxy will be voted for a new nominee designated by the Board unless the Board reduces the number of directors to be elected.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES DESCRIBED HEREIN AS DIRECTORS OF DTG.


              PROPOSAL NO. 2 - APPOINTMENT OF INDEPENDENT AUDITORS
              ----------------------------------------------------

     Upon recommendation of the Audit Committee, the Board has appointed, subject to stockholder approval, the firm of Deloitte & Touche LLP, independent public accountants, as the independent auditors of DTG for the calendar year 2001. This firm has served DTG in this capacity since its inception in November 1997.

     The following table provides the various fees and out-of-pocket costs billed by Deloitte & Touche LLP for the fiscal year ended December 31, 2000:


                     FINANCIAL INFORMATION SYSTEMS DESIGN
 AUDIT FEES                 AND IMPLEMENTATION FEES               ALL OTHER FEES
 ----------          ------------------------------------         --------------

  $863,698                          $0                                $593,978


     The Audit Committee of the Board has considered whether the provision by Deloitte & Touche LLP of non- audit services included in the fees set forth in the table above under "All Other Fees" is compatible with maintaining the independence of Deloitte & Touche LLP.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions. Although the audit firm has indicated that no statement will be made, an opportunity for a statement will be provided.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR 2001.

                       BIOGRAPHICAL INFORMATION REGARDING
                 DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS
                 ----------------------------------------------

DIRECTOR NOMINEES

     Below is information concerning each of the nominees for election to the Board, including their name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of DTG.

     MOLLY SHI BOREN, AGE 57, has served as a director since May 2000. A lawyer and former judge, she has been active in Oklahoma and national civic affairs. Ms. Boren has previously served as a director of Pepsi-Cola Bottling Company of Chicago, Liberty Bancorporation, Pet Food Company and Central and South West Corporation.

     THOMAS P. CAPO, AGE 50, has served as a director since November 1997. Mr. Capo was the Senior Vice President and Treasurer of DaimlerChrysler Corporation ("DaimlerChrysler"), from November 1998 to August 2000. From November 1991 to October 1998 he was Treasurer of Chrysler Corporation. He was first elected Vice President of Chrysler in May 1993. Prior thereto, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation. He was a director of Chrysler Financial Corporation, DaimlerChrysler Canada Inc., DaimlerChrysler North America Holdings and DaimlerChrysler Mexico Holdings.

     JOSEPH E. CAPPY, AGE 66, has served as a director since November 1997. Mr. Cappy served as a Vice President of Chrysler Corporation since August 1987, with responsibility for rental car operations from June 1993 to December 1997, international operations from May 1990 to June 1993, brand development from November 1989 to May 1990, and Chrysler's Jeep/Eagle Division from August 1987 to November 1989. Mr. Cappy was previously President, Chief Executive Officer and a director of American Motors Corporation ("AMC"), and General Marketing Manager of Ford Motor Company's Lincoln-Mercury Division.

     EDWARD J. HOGAN, AGE 73, has served as a director since December 1997. Mr. Hogan has been Chief Executive Officer of Pleasant Holidays, a tour operator specializing in Hawaiian vacations, since April 1959. Mr. Hogan has also served as a director of Castle & Cooke, which has large holdings of real estate in Hawaii, since October 1993. Mr. Hogan has been a member of the Board of Trustees of Loyola Marymount University since May 1990 and is a member of the National Advisory Board of the National Academy of Travel and Tourism, the United States Tour Operators, the American Society of Travel Agents and the Hawaii Visitors Bureau.

     MARYANN N. KELLER, AGE 57, has served as a director since May 2000. Ms. Keller was President of the Automotive Services unit of priceline.com from July 1999 to November 2000. She joined priceline.com from Furman Selz (now part of ING Barings), where she served as a managing director of the firm since 1986. Prior to Furman Selz, she was portfolio manager with Vilas-Fischer Associates from 1983 to 1986, and served as automotive analyst with Kidder Peabody & Co. Inc. and Paine Webber from 1972 to 1983. Ms. Keller also served as Chairman of the Society of Automotive Analysts from 1994 to 1999.

     THE HONORABLE EDWARD C. LUMLEY, AGE 61, has served as a director since December 1997. Mr. Lumley has been Vice Chairman of the investment banking firm BMO Nesbitt Burns since August 1994. From January 1992 to August 1994, Mr. Lumley served as Vice Chairman of the investment banking firm Burns Fry, Limited. From 1986 to 1991, Mr. Lumley was Chairman of Noranda Manufacturing Group, Ltd. Mr. Lumley previously served as a Member of the Canadian Parliament and as Minister of International Trade, Industry, Trade and Commerce, Communications, and Science and Technology. Mr. Lumley is also a director of Air Canada, Canadian National, Magna International, Magna Entertainment and C-MAC Industries.

     JOHN C. POPE, AGE 51, has served as a director since December 1997. Mr. Pope has been Chairman of PFI Group, an investment firm, since July 1994. Mr. Pope was the Chairman of the Board of MotivePower Industries, Inc. from January 1996 to November 1999 and a director from May 1995 to November 1999. Mr. Pope served as a director and in various executive positions with UAL Corporation ("UAL") and United Airlines, Inc. ("United") between January 1988 and July 1994, including President and Chief Operating Officer of UAL and United from April 1992 to July 1994, Vice-Chairman, Chief Financial Officer and Treasurer of UAL and Chief Financial Officer of United from November 1990 to April 1992, and Executive Vice President of Marketing and Planning of United from May 1989 to October 1990 and Executive Vice President and Chief Financial Officer from January 1988 to May 1989. Prior thereto, Mr. Pope served as Chief Financial Officer of AMR Corporation and American Airlines, Inc. Mr. Pope is also a director of Air Canada, Federal Mogul Corporation, Per-Se Technologies, Inc., Wallace Computer Services, Inc. and Waste Management, Inc.

     JOHN P. TIERNEY, AGE 69, has served as a director since December 1997. Mr. Tierney was the Chairman and Chief Executive Officer of Chrysler Financial Corporation, the financial services subsidiary of Chrysler Corporation, from August 1987 until his retirement in December 1994. Prior to joining Chrysler Corporation in 1987, he was the Chief Financial Officer of AMC. Mr. Tierney is also a director of Charter One Financial, Inc.

     EDWARD L. WAX, AGE 64, has served as a director since December 1997. Mr. Wax has been Chairman Emeritus of Saatchi & Saatchi Advertising Worldwide, an advertising firm with substantial experience in the travel industry, since January 1998 and was Chairman from May 1997 to December 1997. Mr. Wax was Chief Executive Officer of Saatchi & Saatchi Advertising Worldwide from February 1992 to May 1997. From June 1989 to February 1992, Mr. Wax served as Chairman and Chief Executive Officer of Saatchi & Saatchi North America. Mr. Wax is also a director of Golf Trust of America, Inc.

NAMED EXECUTIVE OFFICERS

     The following sets forth information concerning the executive officers of the Company identified under "Executive Compensation - Summary Compensation Table".

     PETER G. GUPTILL, AGE 58, has been the Executive Vice President of Dollar-Florida Region since January 1996. Prior to joining Dollar, Mr. Guptill was Executive Vice President, General Operations Manager of Southeast Toyota Distributions, Inc. from 1992 to 1995. Previously, he had served as Group Vice President, Sales and Marketing at AMC. Mr. Guptill has also held various senior executive positions within the automotive wholesale and retail field, as well as serving as a consultant in the sector.

     STEVEN B. HILDEBRAND, AGE 46, has been the Vice President and Chief Financial Officer of DTG since November 1997 and was elected Executive Vice
President of DTG in May 2000. Prior to his election as a DTG officer, Mr. Hildebrand was Executive Vice President and Chief Financial Officer of Thrifty Rent-A-Car System, Inc. since August 1995. He has served in various senior management positions with Thrifty Rent-A-Car System, Inc. and Pentastar Transportation Group, Inc., the predecessor of DTG ("Pentastar") since 1987, including Vice President of Finance and Treasurer for Pentastar, a director of Thrifty Rent-A-Car System, Inc. and a director of Thrifty Canada, Ltd. ("TCL").

     DONALD M. HIMELFARB, AGE 55, has been an Executive Vice President of DTG since November 1997 and also served as a director of DTG from November 1997 to May 2000. Mr. Himelfarb has been President of Thrifty Rent-A- Car System, Inc. since June 1992 and Thrifty since December 1998. Mr. Himelfarb has served as a director of TCL since August 1990, and served as President of TCL from August 1990 to June 1992. He previously served as President of Car Rental and Leasing for Marks Rentals, a holding company that owned a Thrifty Car Rental franchise and other properties.

     GARY L. PAXTON, AGE 54, has been an Executive Vice President of DTG since November 1997 and also served as a director of DTG from November 1997 to May 2000. Mr. Paxton has been President of Dollar since December 1990. He has served in several senior management positions with Dollar since 1972, including Senior Vice President of Operations and Properties and Vice President of Properties and Facilities.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                    DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
                    ----------------------------------------

CERTAIN BENEFICIAL OWNERS

     The  following  table sets forth certain  information  from Schedule 13D or
Schedule 13G filings as of March 19, 2001 with respect to each person known by DTG to beneficially own more than 5% of the outstanding Shares:


  NAME AND ADDRESS                        AMOUNT AND NATURE
OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP          PERCENT OF CLASS (1)
-------------------                    -----------------------          --------------------

Perkins, Wolf, McDonnell & Company            2,647,525                         10.9%
53 W. Jackson Blvd., Suite 722
Chicago, Illinois 60604

Tweedy, Browne Company LLC                    2,073,432                          8.6%
350 Park Avenue
New York, New York 10021

Neuberger Berman, Inc. (2)                    1,758,098                          7.3%
Neuberger Berman, LLC
Neuberger Berman Management, Inc.
605 Third Avenue
New York, New York 10158

Barclays Global Investors, N.A. (3)           1,723,606                          7.1%
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, California 94105

Dimensional Fund Advisors Inc. (4)            1,646,100                          6.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Capital Group International, Inc. (5)         1,645,750                          6.8%
Capital Guardian Trust Company
11100 Santa Monica Boulevard
Los Angeles, California 90025

The Equitable Companies                       1,426,700                          5.9%
Incorporated (6)
1290 Avenue of the Americas
New York, New York 10104

-----------



(1)  Based on 24,210,857 Shares outstanding.

(2) Neuberger Berman, Inc. ("NBI") owns Neuberger Berman, LLC ("NBL") and Neuberger Berman Management, Inc. ("NBM"). As a group, NBI owns 1,302,298 Shares and the employees of NBL and NBM own 455,800 Shares. NBL disclaims beneficial ownership of all the Shares.

(3) As a group, Barclays Global Investors owns 1,696,771 Shares and Barclays Global Fund Advisors owns 26,835 Shares.

(4) Dimensional Fund Advisors Inc. disclaims beneficial ownership of the Shares.

(5) Capital Guardian Trust Company is deemed to be the beneficial owner of the 1,645,750 Shares. Both Capital Group International, Inc. and Capital Guardian Trust Company disclaim beneficial ownership, as such Shares are owned by accounts managed by their affiliated investment management companies.

(6) The Equitable Companies Incorporated ("Equitable") owns Alliance Capital Management L.P. which owns 795,400 Shares. AXA ("AXA") beneficially owns a majority interest in Equitable. As a group, The Mutuelles AXA controls AXA in AXA's capacity as a parent holding company with respect to AXA Rosenberg (U.S.) ("AXA Rosenberg") and AXA Colonia Konzern AG (Germany) ("AXA Colonia"). AXA Rosenberg and AXA Colonia own 609,400 and 21,900 Shares, respectively.

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of March 19, 2001, with respect to the number of Shares owned by (i) each director of DTG, (ii) each named executive officer of the Company, and (iii) all directors and named executive officers of the Company as a group.

                                              AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP (1)                  PERCENT OF CLASS (2)
------------------------                  ---------------------------                  --------------------

Molly Shi Boren                                     1,242 (3)                               Less than 1%

Thomas P. Capo                                        886 (4)                               Less than 1%

Joseph E. Cappy                                   283,973 (5)                               1.2%

Edward J. Hogan                                    16,456 (6)                               Less than 1%

Maryann N. Keller                                   1,345 (7)                               Less than 1%

The Hon. Edward C. Lumley                          20,456 (8)                               Less than 1%

John C. Pope                                       21,590 (9)                               Less than 1%

John P. Tierney                                    20,825 (10)                              Less than 1%

Edward L. Wax                                      18,087 (11)                              Less than 1%

Peter G. Guptill                                   66,985 (12)                              Less than 1%

Steven B. Hildebrand                               99,605 (13)                              Less than 1%

Donald M. Himelfarb                               119,679 (14)                              Less than 1%

Gary L. Paxton                                    136,062 (15)                              Less than 1%

All directors and executive                       807,191                                   3.3%
officers as a group

-----------


(1) The SEC deems a person to have beneficial ownership of all shares which such person has the right to acquire within sixty (60) days. Accordingly, Shares subject to options exercisable within sixty (60) days are included in this column.

(2)  Based on 24,210,857 Shares outstanding.

(3) Consists entirely of 1,242 Shares subject to a deferral agreement between DTG and Ms. Boren.

(4) Consists entirely of 886 Shares subject to a deferral agreement between DTG and Mr. Capo.

(5) Consists of (i) 64,400 Shares owned of record by Mr. Cappy's trust, (ii) 48,473 performance shares awarded (the "Performance Shares") under the LTIP (hereinafter defined) subject to a deferral agreement and held in the Deferred Compensation Plan (hereinafter defined), (iii) 139,800 Shares subject to options, and (iv) 31,300 Shares owned of record by the trust of Mr. Cappy's spouse.

(6) Consists of (i) 8,456 Shares owned of record by the trust of Mr. Hogan and his spouse, and (ii) 8,000 Shares subject to options.

(7) Consists entirely of 1,345 Shares subject to a deferral agreement between DTG and Ms. Keller.

(8) Consists of (i) 12,456 Shares owned of record by Mr. Lumley, and (ii) 8,000 Shares subject to options.

(9) Consists of (i) 6,000 Shares owned of record by Mr. Pope, (ii) 7,590 Shares subject to a deferral agreement between DTG and Mr. Pope, and (iii) 8,000 Shares subject to options.

(10) Consists of (i) 6,000 Shares owned of record by Mr. Tierney, (ii) 6,825 Shares subject to a deferral agreement between DTG and Mr. Tierney, and
     (iii) 8,000 Shares subject to options.

(11) Consists of (i) 3,200 Shares owned of record by Mr. Wax, (ii) 6,887 Shares subject to a deferral agreement between DTG and Mr. Wax, and (iii) 8,000 Shares subject to options.

(12) Consists of (i) 1,000 Shares owned of record by Mr. Guptill, (ii) 7,118 Performance Shares awarded subject to a deferral agreement and held in the Deferred Compensation Plan, and (iii) 58,867 Shares subject to options.

(13) Consists of (i) 3,000 Shares owned of record by Mr. Hildebrand, (ii) 14,671 Performance Shares awarded subject to a deferral agreement and held in the Deferred Compensation Plan, and (iii) 81,934 Shares subject to options.

(14) Consists of (i) 20,045 Performance Shares awarded subject to a deferral agreement and held in the Deferred Compensation Plan, (ii) 96,134 Shares subject to options, and (iii) 3,500 Shares owned of record by the trust of Mr. Himelfarb's spouse.

(15) Consists of (i) 7,500 Shares owned of record by Mr. Paxton's trust, (ii) 21,928 Performance Shares awarded subject to a deferral agreement and held in the Deferred Compensation Plan, (iii) 105,134 Shares subject to options, and (iv) 1,500 Shares owned of record by the trust of Mr. Paxton's spouse.

         MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS
         ---------------------------------------------------------------

MEETINGS AND COMMITTEES

     The Board has established certain standing committees, which are comprised solely of non-employee directors, to consider designated matters. These committees of the Board are: the Governance Committee, the Audit Committee, the Human Resources and Compensation Committee and the Strategic Planning Committee. In accordance with the Bylaws of DTG, the Board annually elects from its members the members and chairman of each committee. The table below sets forth the number of Board and committee meetings held in 2000, the members of each committee and the chairman of each committee:

                                                                                            HUMAN RESOURCES
   BOARD MEMBER                BOARD             GOVERNANCE              AUDIT              AND COMPENSATION              STRATEGIC
   ------------                -----             ----------              -----              ----------------              ---------

  Molly Shi Boren                X                   X                                            X

  Thomas P. Capo                 X                                        X                                                   X

  Joseph E. Cappy                X (1)

  Edward J. Hogan                X                   X (1)                X

  Maryann N. Keller              X                                        X                                                   X

  The Hon. Edward C.
   Lumley                        X                                                                X (1)                       X

  John C. Pope                   X                                                                X                           X (1)

  John P. Tierney                X                   X                    X (1)

  Edward L. Wax                  X                   X                                            X

  Meetings Held in 2000          7                   2                    5                       6                           4

--------------------



(1)  Designates the chairman.

     During the 2000 year, each director attended 75% or more of the total of all meetings held by the Board and the committees on which he or she served, and the average attendance level for all Board and committee meetings was approximately 98%.

GOVERNANCE COMMITTEE

     The Governance Committee evaluates the organization, function and performance of the Board and its committees, the qualifications for director nominees and matters involving corporate governance and compliance. Director nominations by stockholders may be submitted at the times and in the same manner as stockholder proposals. See "Stockholder Proposals for Next Annual Meeting".

AUDIT COMMITTEE

     The Audit Committee recommends the appointment of independent auditors and reviews their fees for audit and non-audit services and the scope and results of audits performed by them and by the Company's internal auditors. It also reviews the Company's system of internal accounting controls, its significant accounting policies and its financial statements and related disclosures. See "Report of Audit Committee".

HUMAN RESOURCES AND COMPENSATION COMMITTEE

     The Human Resources and Compensation Committee makes recommendations to the Board regarding DTG's executive compensation program, as well as generally reviewing the human resources area for the Company, including its management development and succession. As a part of its compensation function, it approves salaries, executive retirement benefits, incentive compensation awards and stock option grants for officers and senior executives, as well as corporate goals under performance based compensation plans. See "Executive Compensation - Report of Human Resources and Compensation Committee on Executive Compensation".

STRATEGIC PLANNING COMMITTEE

     The Strategic Planning Committee is charged with the responsibility of reviewing, critiquing and recommending for consideration by the Board management's strategic plan for DTG. An additional responsibility is the initial review for the Board of any extraordinary or other material business transactions identified by management which might benefit DTG's strategy.

REPORT OF AUDIT COMMITTEE

     INDEPENDENCE AND CHARTER

     The Audit Committee of the Board is currently comprised of four independent directors and operates under a written charter adopted by the Board. Each of the members is currently independent as defined by DTG policy and the New York Stock Exchange rules regarding director independence on audit committees (the "NYSE Rules"). A copy of the Audit Committee Charter is attached hereto as Exhibit A.

     Pursuant to the NYSE Rules, any member of the Audit Committee who is an employee of DTG or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of DTG, the director could serve on the Audit Committee after three years following the termination of the relationship between DTG and the former parent or predecessor. Thomas P. Capo, during part of the 2000 year, was the Senior Vice President and Treasurer of DaimlerChrysler, which was the parent of DTG until December 23, 1997. Although Mr. Capo did not meet the requirements of the NYSE Rules until December 23, 2000 because of his former employment with DaimlerChrysler, the NYSE Rules do allow DTG's Board, in its business judgment, to appoint Mr. Capo as a member of the Audit Committee. The Board appointed Mr. Capo to the Audit Committee based on several factors, including his (i) expertise in accounting and financial reporting matters, (ii) knowledge of the vehicle rental industry, (iii) experience in relationships with internal and external auditors, and (iv) expertise in financing arrangements. Based on these factors, the Board determined in its business judgment that Mr.Capo's membership on the Audit Committee was in the best interests of DTG and its stockholders.

     MEETINGS WITH MANAGEMENT, INTERNAL AUDITORS AND INDEPENDENT AUDITORS

     The Audit Committee reviewed and discussed the audited financial statements and effectiveness of internal controls with management, internal auditors and the independent auditors of the Company, Deloitte & Touche LLP. Based on these discussions and its other work, the Audit Committee recommended that the Board include the audited consolidated financial statements in DTG's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     The Audit Committee also has met and held discussions with management, internal auditors and the independent auditors regarding various topics in addition to matters related to financial statements.

     The discussions with Deloitte & Touche LLP also included the matters required by Statement on Auditing Standards ("SAS") No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees), as amended by SAS 89 (Audit Adjustments) and SAS No. 90 (Audit Committee Communications).

     In addition, Deloitte & Touche LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the Audit Committee such firm's independence.

                                       THE AUDIT COMMITTEE



                                       John P. Tierney, Chairman
                                       Thomas P. Capo
                                       Edward J. Hogan
                                       Maryann N. Keller


March 8, 2001

COMPENSATION

     FEES

     Directors who are not officers or employees of DTG are paid an annual board retainer of $25,000, payable in Common Stock. They are also paid an attendance fee of $1,000 for each meeting of the Board of Directors and $1,000 for each meeting of a committee thereof (excluding members of the Strategic Planning Committee), in each case payable in cash or Common Stock, as desired by the non-employee director. Members of the Strategic Planning Committee are paid a quarterly attendance fee of $1,250, payable in cash or Common Stock, as desired by the non-employee director. In addition to the meeting fees described above, committee chairmen are also paid an annual retainer of $5,000, payable in Common Stock. Non-employee directors may elect in advance to defer their fees.

     STOCK OPTIONS

     In May 2000, non-employee directors were granted NQSOs (hereinafter defined) to purchase 5,000 Shares at the exercise price of $17.6875 per Share. Such NQSOs become exercisable on May 31, 2001 and expire on May 24, 2010. Under certain circumstances, including a change in control of DTG, the NQSOs would be exercisable immediately.

     OTHER

     In 2000, DTG made available to each non-employee director the personal use of two vehicles while serving as a director, together with insurance coverage. Rental cars are also furnished for short-term use for product and service evaluation purposes. In the event of a change in control of DTG, ownership of the vehicles will be transferred to the director and the use of rental cars for product and service evaluation will continue.

     NO COMPENSATION OR BENEFITS

     DTG does not pay compensation or provide benefits for service to any director solely in such capacity who is also an officer or employee of the Company. In addition, because of DaimlerChrysler policy, Thomas P. Capo did not receive compensation or benefits for services as a director for the portion of the 2000 year that he was employed by DaimlerChrysler.

STOCK OWNERSHIP GUIDELINES

     All current non-employee directors of DTG are required to own Shares valued at not less than five times the annual retainer of $25,000, for a total of $125,000. The requirements are phased in over five years of service on the Board of Directors.

CERTAIN UNDERSTANDINGS

     In connection with continuing credit support to the Company for vehicle fleet financing, DTG agreed to nominate and support a DaimlerChrysler designee to its Board. Thomas P. Capo, who during a part of the 2000 year was a DaimlerChrysler Senior Vice President and its Treasurer, held this directorship. Although Mr. Capo is no longer employed by DaimlerChrysler, the appointment of a successor designee to the DTG Board has not been exercised by DaimlerChrysler. The Company's agreements relating to this position expire upon termination of DaimlerChrysler credit support and repayment of any sums due in connection therewith. See "Certain Relationships and Related Transactions".

                             EXECUTIVE COMPENSATION
                             ----------------------

REPORT OF HUMAN RESOURCES AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report  explains DTG's  executive  compensation  program for 2000. The
Human Resources and Compensation Committee, which is comprised solely of non-employee directors, determines the compensation of senior executives of the Company.

     COMPENSATION PHILOSOPHY

     DTG's executive compensation program is a critical part of the effective management of its key executives. The program provides incentives and rewards senior management for building long-term stockholder value. It is designed to:
(i) establish a comparative framework of companies for pay/performance analysis,
(ii) maintain a strong relationship between performance and awards, (iii) communicate a link between pay and performance, (iv) encourage stock ownership and focus on the use of equity-based incentives, and (v) balance all compensation components to create a total pay program based on specific performance goals.

     STOCK OWNERSHIP GUIDELINES

     DTG maintains stock ownership guidelines to more closely align the interests of executives with those of stockholders ranging from one half of annual base salary to four times annual base salary.

     COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program has four components: base salary, incentive compensation cash bonuses, long-term Share incentive compensation and supplemental retirement benefits. The following is a summary of the considerations underlying each component.

          BASE SALARY

          The Human Resources and Compensation Committee establishes base salaries for executive officers in relation to base salaries paid by a group of companies which were compared to the Company because they were similarly sized service companies in terms of corporate revenues, or had operations in the local geographic job market, or were vehicle rental industry peers. Base salaries may vary depending on factors such as responsibility, current performance and tenure.

          INCENTIVE COMPENSATION CASH BONUSES

          The Company's annual incentive compensation plan is a cash bonus plan designed to provide performance based compensation awards to executives for achievement of corporate objectives during the past year. Pretax profit objectives are established for Dollar, Thrifty and DTG. These objectives range from a minimum threshold to earn a partial award to a maximum award. Annual awards to senior executives are based upon individual operating company performance, except for DTG executives whose awards are based on consolidated performance.

          LONG-TERM INCENTIVE COMPENSATION

          DTG has adopted a long-term incentive plan (the "LTIP"). The LTIP is intended to provide equity-based incentives to officers and key employees of the Company that serve to align their interests with those of stockholders. The LTIP permits the granting of any or all of the following type of awards: (i) stock options, including incentive stock options and non-qualified stock options ("NQSOs"), (ii) stock appreciation rights, (iii) restricted stock awards, (iv) performance awards, including Performance Shares, and (v) other forms of stock-based incentive awards.

          In September 2000, NQSOs for 675,000 Shares were approved for approximately 206 employees, including each of the named executive officers at an exercise price of $19.375 per Share. These NQSOs are exercisable in three equal annual installments commencing September 30, 2001 and expire on September 27, 2010.

          In January 1998, 142,000 target Performance Shares were approved for granting to officers and certain key employees of the Company. Such awards established a target number of Shares that may be earned in three equal annual installments commencing on the first anniversary of the grant date. The number of Performance Shares ultimately earned by a grantee would be expected to range from zero to 200% of the grantee's target award, depending on the level of corporate performance each year against established profit and stock price appreciation targets. Performance Shares earned were delivered to grantees on January 31, 2001. Grantees not employed by the Company on that date forfeited their Performance Shares.

          Nationally recognized compensation consultants were retained to analyze incentive practices of publicly traded car rental companies and other corporations. Their recommendations were considered in setting the design and size of the NQSO and Performance Share grants. As is typical for executive compensation practices, the Chief Executive Officer was made eligible for the largest award, and the remaining employees were tiered downward.

          SUPPLEMENTAL RETIREMENT BENEFITS

          In December 1994, Pentastar Transportation Services, Inc., predecessor to DTG, adopted a deferred compensation plan (the "Deferred Compensation Plan") to provide a means by which certain executives of the Company may elect to defer receipt of specified percentages or amounts of their compensation, to also permit certain other deferrals of compensation, and to encourage such employees to remain employed by the Company. The Company has established a non-qualified trust to provide a source of payment for benefits under the Deferred
Compensation Plan. The Company will make contributions to the Deferred Compensation Plan in addition to elective deferrals of compensation by executives.

          DTG adopted a retirement plan in December 1998 (the "Retirement Plan") to provide a means by which the Company can provide retirement income to key executives to encourage them to remain employed by the Company. Another non-qualified trust has been created to provide a source for payment of benefits under the Retirement Plan. The Company will make contributions to the Retirement Plan.

     COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     Under Joseph E. Cappy's leadership in 2000, the Company once again achieved record results in revenues and profits. Total revenue for 2000 was $1.083 billion, compared to $999 million in 1999, an 8.5% increase. Further, net income for 2000 was $78.0 million, or $3.18 per diluted Share, an increase of 30.9%, over 1999 results. In addition, the Human Resources and Compensation Committee was again pleased with Mr. Cappy's efforts which led the Dollar and Thrifty organizations to find synergies and cost savings realizable by working together.

     In establishing each of the components of Mr. Cappy's compensation, the Human Resources and Compensation Committee relied on information developed from compensation surveys with the assistance of a nationally recognized compensation consulting firm, and comparative industry data.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Hon. Edward C. Lumley, Human Resources and Compensation Committee Chairman and a director of DTG, is the Vice Chairman of BMO Nesbitt Burns. In February 1999, BMO Nesbitt Burns assisted in a fleet securitization for Canadian vehicles. Although only a one-time structuring fee was paid to BMO Nesbitt Burns at closing, additional program fees will be paid to BMO Nesbitt Burns to cover placement, liquidity and administration fees during the five year term of the arrangement.

     FEDERAL INCOME TAX LIABILITY

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount the Company can deduct for compensation paid to the Chief Executive Officer and the other four most highly-compensated executive officers of the Company. However, performance based compensation that meets certain requirements of the Code is not subject to this limit. The LTIP is a performance based plan. It is the intention of the Human Resources and Compensation Committee to continue to preserve the deductibility of executive compensation to the extent reasonably practicable and comply to the extent practicable. However, there may be occasions when the payment of non-deductible compensation might be appropriate.

                                       THE HUMAN RESOURCES AND
                                       COMPENSATION COMMITTEE


                                       The Hon. Edward C. Lumley, Chairman
                                       Molly Shi Boren
                                       John C. Pope
                                       Edward L. Wax


March 8, 2001

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation of DTG's Chief Executive Officer and each of the named executive officers of the Company for the three fiscal years ended December 31, 2000, 1999 and 1998:


                                                            ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                                                            -------------------          ----------------------

                                                                                               SECURITIES            ALL OTHER
        NAME AND PRINCIPAL                                                                     UNDERLYING          COMPENSATION
            POSITION                     YEAR            SALARY ($)          BONUS ($)          OPTIONS (#)           ($) (1)
---------------------------------   --------------   ------------------   --------------   -------------------   -------------------

Joseph E. Cappy,                         2000             550,000            757,350             75,000               108,744
Chairman of the Board, Chief             1999             481,500            963,000             50,700                71,616
Executive Officer and President          1998             450,000            499,500            194,500                33,836

Gary L. Paxton,                          2000             315,662            326,000             39,300               380,836
Executive Vice President and             1999             286,965            430,448             28,000               282,197
President - Dollar                       1998             273,300            217,274            105,800               318,313

Donald M. Himelfarb,                     2000             280,896            290,095             32,700               259,593
Executive Vice President and             1999             255,360            383,040             25,200               177,121
President - Thrifty                      1998             243,200            228,000             96,800               188,248

Steven B. Hildebrand,                    2000             252,720            260,997             28,200               167,558
Executive Vice President and             1999             234,000            351,000             21,500               111,836
Chief  Financial Officer                 1998             225,000            187,313             82,500               118,650

Peter G. Guptill,                        2000             227,500            191,919             26,000               214,013
Executive Vice President                 1999             216,776            260,131             15,300               167,078
Dollar - Florida Region                  1998             211,276            134,372             59,100               203,811

-----------



(1) Represents (i) the final amounts distributed under the discontinued executive retention plans of Dollar Rent A Car Systems, Inc. and Thrifty Rent-A-Car System, Inc., (ii) the Company's contributions to its qualified and non-qualified defined contribution plans, including supplemental retirement plans, and (iii) life and disability insurance premiums.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides certain summary information concerning stock option grants made to DTG's Chief Executive Officer and each of the named executive officers of the Company for the fiscal year ended December 31, 2000:


                                                     % OF TOTAL
                          NUMBER OF SECURITIES      OPTIONS GRANTED      EXERCISE OR
                           UNDERLYING OPTIONS        TO EMPLOYEES         BASE PRICE          EXPIRATION           GRANT DATE
        NAME                   GRANTED              IN FISCAL YEAR         ($/SH)                DATE          PRESENT VALUE ($) (1)
---------------------   -----------------------   -------------------   ---------------   -----------------   ----------------------

Joseph E. Cappy                 75,000                  11.1%                19.375            9/27/2010             615,330

Gary L. Paxton                  39,300                   5.8%                19.375            9/27/2010             322,433

Donald M. Himelfarb             32,700                   4.8%                19.375            9/27/2010             268,284

Steven B. Hildebrand            28,200                   4.2%                19.375            9/27/2010             231,364

Peter G. Guptill                26,000                   3.9%                19.375            9/27/2010             213,314

-----------


(1) All options are granted at an exercise price equal to the market value of DTG's Common Stock on the date of grant. Accordingly, if there is no appreciation in market value, no value will be realizable. In accordance with SEC rules, the Black-Scholes option valuation model was used to estimate the fair value of the options at the date of grant, using the following assumptions: weighted-average expected life of the awards of five years, volatility factor of 37.5%, risk-free interest rate of 5.92% and no payment of dividends. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock volatility. DTG does not believe that the Black-Scholes model, or any other valuation model, is a reliable method of computing the present value of the employee stock options. The value ultimately realized, if any, will depend on the amount that the market price of the stock underlying the option exceeds the exercise price on the date of exercise.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

     The following table provides certain summary information concerning awards made under DTG's LTIP to DTG's Chief Executive Officer and each of the named executive officers of the Company with respect to the fiscal year ended December 31, 2000:


                                    NUMBER OF SHARES, UNITS          PERFORMANCE OR OTHER PERIOD UNTIL
         NAME                         OR OTHER RIGHTS (#)                 MATURATION OR PAYOUT (1)
------------------------      -------------------------------      ------------------------------------

Joseph E. Cappy                           11,027                            January 31, 2001

Gary L. Paxton                             5,246                            January 31, 2001

Donald M. Himelfarb                        3,944                            January 31, 2001

Steven B. Hildebrand                       3,337                            January 31, 2001

Peter G. Guptill                           1,702                            January 31, 2001

-----------



(1) The Performance Shares were earned over a three year period from the original grant of the target award in January 1998 contingent upon profit performance and appreciation in stock price in each of the three years (with a reset each year to then current stock price). The Performance Shares vested on January 31, 2001.

CERTAIN CONTINUING ARRANGEMENTS

     In September 1998, DTG entered into an Employment Continuation Agreement with Mr. Cappy. The agreement provides for benefits to be paid to Mr. Cappy upon termination of his employment following a change in control of DTG subject to certain requirements contained in the agreement. The agreement was filed as
Exhibit 10.3 to DTG's Quarterly Report on Form 10-Q for the period ended September 30, 1998.

     In September 1998, DTG also established the Employment Continuation Plan for Key Employees. The plan provides for benefits to be paid to certain employees upon termination of their employment following a change in control of DTG subject to certain requirements contained in the plan. The plan currently covers 46 employees of the Company. The plan was filed as Exhibit 10.4 to DTG's Quarterly Report on Form 10-Q for the period ended September 30, 1998.

     Following a change in control of DTG, certain senior executive officers of DTG (currently four individuals) will receive the same leased vehicle and rental car benefits as non-employee directors. See "Meetings, Committees and Compensation of the Board of Directors - Compensation - Other".


                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION
                   -------------------------------------------

     The following graph compares the cumulative total stockholder return on DTG Common Stock with the cumulative total return on the Russell 2000 Index and DTG's Peer Group Index. DTG's Peer Group includes Hertz, Avis, Budget and ANC Rental Corporation.

     The results are based on an assumed $100 invested on December 17, 1997, and reinvestment of dividends through December 31, 2000.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
    DOLLAR THRIFTY AUTOMOTIVE GROUP, PEER GROUP INDEX AND RUSSELL 2000 INDEX

                                 (GRAPH OMITTED)

                 12/17/97     12/31/97      3/31/98       6/30/98      9/30/98     12/31/98
                 --------     --------      -------       -------      -------     --------

Dollar Thrifty     100.00       100.00       109.76         64.63        56.73        62.83
Automotive
Peer Group         100.00        98.20       109.53        100.73        91.39        96.36
Index
Russell 2000       100.00       100.00       110.06        104.93        83.79        97.20
Index



                  3/31/99      6/30/99      9/30/99      12/31/99      3/31/00      6/30/00      9/30/00      12/31/00
                  -------      -------      -------      --------      -------      -------      -------      --------

Dollar Thrifty      84.15       113.41       100.93        116.78        83.84        89.94        96.34         91.46
Automotive
Peer Group         110.20       112.59        88.62        102.34        69.24        59.20        70.33         73.44
Index
Russell 2000        91.61       105.50        98.50        116.24       124.14       119.50       119.94        111.22
Index


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

     DaimlerChrysler has certain material continuing financial and commercial arrangements with the Company. For a portion of the 2000 year, Thomas P. Capo, a director of DTG, was the Senior Vice President and Treasurer of DaimlerChrysler. DaimlerChrysler provides credit support for the Company's vehicle fleet financing in the form of a letter of credit facility. The letter of credit declines annually over five years, which began September 30, 1999, by the greater of $5.7 million or 50% of the Company's excess cash flow, as defined. The credit support amount was approximately $17.1 million at December 31, 2000. To secure reimbursement obligations under the DaimlerChrysler credit support agreement, DaimlerChrysler has liens and security interests on certain assets of the Company.

     In addition, DaimlerChrysler has been the Company's principal supplier of vehicles. In 1996, DaimlerChrysler began operating under five-year vehicle supply arrangements that were formalized in 1996 and 1997 in separate U.S. vehicle supply agreements ("VSAs") with Dollar Rent A Car Systems, Inc. and Thrifty Rent-A-Car System, Inc. DaimlerChrysler has agreed to make specified volumes of DaimlerChrysler vehicles available through July 2001. In June 2000, DTG entered into a new VSA with DaimlerChrysler for the acquisition of vehicles beginning with the 2002 model year through the 2006 model year. DaimlerChrysler has agreed to make various promotional payments under the VSAs and the new VSA, some of which vary based on the volume of vehicles purchased. These payments are material to the Company's results of operations.

     The Hon. Edward C. Lumley, Human Resources and Compensation Committee Chairman and a director of DTG, is the Vice Chairman of BMO Nesbitt Burns. In February 1999, BMO Nesbitt Burns assisted in a fleet securitization for Canadian vehicles. Although only a one-time structuring fee was paid to BMO Nesbitt Burns at closing, additional program fees will be paid to BMO Nesbitt Burns to cover placement, liquidity and administration fees during the five- year term of the arrangement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and statements of changes in ownership of Common Stock, as well as annual statements of ownership. Based solely upon a review of forms furnished to the Company, during the fiscal year ended December 31, 2000, the Company believes that all SEC filing requirements applicable to the Company's directors, executive officers and persons owning more than 10% of the Common Stock were met.


                               REPORT ON FORM 10-K
                               -------------------

     A copy of DTG's Report on Form 10-K for the period ended December 31, 2000, filed with the SEC (including related financial statements and schedules) is available to stockholders without charge, upon written request to the Executive Director of Investor Relations, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.


                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
                  ---------------------------------------------

     The deadline for submitting proposals for the possible inclusion in next year's proxy statement is no less than 90 nor more than 120 days before the Annual Meeting of Stockholders to be held in 2002, and a proposal received outside of this time frame will be untimely and not considered for the Annual Meeting of Stockholders to be held in 2002; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the Annual Meeting of Stockholders is given or made to stockholders, then such proposals will be considered if received not later than the tenth day following the day on which the meeting date is disclosed. Proposals, including any accompanying supporting statement, may not exceed 500 words and should be addressed to: Secretary, Dollar Thrifty Automotive Group, Inc., 5330 East 31st Street, Tulsa, Oklahoma 74135.


                                  OTHER MATTERS
                                  -------------

     As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting of Stockholders other than those set forth in the Notice of Annual Meeting. If any other matters properly come before the meeting, the holders of the proxies will act in accordance with their best judgment.

                                       By Order of the Board of Directors

                                       /S/ STEPHEN W. RAY
                                       ------------------
                                       Stephen W. Ray
                                       Secretary
Tulsa, Oklahoma
April 5, 2001

                                    EXHIBIT A
                                    ---------


                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                             AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------


The Audit Committee shall have at least three members, all of whom shall be "independent directors" as defined by the New York Stock Exchange rules and financially literate. At least one member shall have accounting or financial management expertise.

The Audit Committee shall provide assistance to the entire Board of Directors in fulfilling their responsibilities relating to DTAG's accounting policies, reporting policies, internal controls, and the quality and integrity of the financial reports. In doing so, the Audit Committee will function as the Board of Directors' primary contact with DTAG's financial management and independent auditors.

In carrying out its responsibilities, the Audit Committee will:

o Assure that the independent public accountants understand that they are ultimately accountable to the Board of Directors and the Audit Committee.

o Annually obtain a formal written statement from the independent public accountants delineating all relationships between them and DTAG and take appropriate actions to ensure the independence of the public accountant.

o Annually recommend to the Board of Directors, for its nomination, the independent public accountants.

o Review and concur in actions regarding the head of the Internal Audit Staff and the structure of the staff.

o Review the overall scope and adequacy of the independent and internal audit staffing and audit plans.

o Review the fees paid to the independent public accountants for audit and non-audit services.

o         Review  the   results,  findings,  and  recommendations   from  audits
          performed.

o Review the adequacy and effectiveness of the accounting and financial controls of the company.

o         Review  the  appropriateness of  DTAG's  accounting  policies  and any
          proposed   significant  changes  as   they  apply  to  the   financial
          statements.

o Review the proposed form, quality and adequacy of DTAG's financial statements and disclosures included therein.

o Quarterly review the interim financial statements and earnings release with the independent auditors and management prior to release of earnings. The Chair of the Committee may represent the entire committee for the purposes of this review.

o Annually, after review and discussion of the audited financial statements with the independent auditors and management, recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K.

o Consider such other matters in relation to DTAG's financial affairs as the Committee may, in its discretion, determine to be advisable.

o Prepare minutes of its meetings and circulate them to the entire Board of Directors of DTAG.

o         Annually review and re-assess the adequacy of this Charter.


The Audit Committee is responsible for the duties set forth in this charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing and maintaining internal controls and the independent accountants have the responsibility for auditing financial statements and evaluating the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not of the same quality as the audit performed by the independent accountants.

                                   APPENDIX A
                                   ----------


                              (FRONT SIDE OF PROXY)

                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 2001


     The undersigned stockholder of Dollar Thrifty Automotive Group, Inc., a Delaware corporation, hereby appoints Pamela S. Peck or Harold C. Irwin, or either of them voting singly in the absence of the other, attorneys and proxies with full power of substitution and revocation, to vote all shares of Common Stock of Dollar Thrifty Automotive Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Williams Presentation Center Theatre, 2 East First Street, Tulsa, Oklahoma 74172, on May 24, 2001, at 11:00 a.m., C.D.T., or any adjournment thereof, in accordance with the following instructions.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" all nominees in Proposal No. 1 and "FOR" Proposal No. 2.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES AND "FOR" PROPOSAL NO. 2.

     YOUR VOTE IS IMPORTANT. PLEASE VOTE BY MARKING, SIGNING AND DATING THIS PROXY ON THE REVERSE SIDE AND RETURNING IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                  (Continued and to be signed on reverse side)
           ----------------------------------------------------------

                             (REVERSE SIDE OF PROXY)


                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                Please mark vote in box using dark ink only: / /


1.   ELECTION OF DIRECTORS:

     Nominees:   Molly  Shi Boren, Thomas P. Capo,  Joseph  E.  Cappy, Edward J.
     Hogan, Maryann N. Keller, The Hon. Edward C. Lumley, John C. Pope, John P. Tierney and Edward L. Wax.



     FOR                                       WITHHOLD                         INSTRUCTION: To withhold authority
     all nominees listed                       Authority to vote                to vote for any individual nominee,
     above (except as indicated                for all nominees                 write that nominee's name in the space
     in the space provided)  /   /             listed above   /   /             provided below.


                                                                                -----------------------------------
                                                                                Name(s) of Nominee(s)



2.   Ratification of Deloitte & Touche LLP as independent auditors for 2001.

     FOR      /   /               AGAINST   /   /               ABSTAIN   /   /


     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.


     Dated: ________________________, 2001



     __________________________________
     Signature


     __________________________________
     Signature, if held jointly


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.